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EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

Borland Media Contracts:                            Visigenic Media Contacts:
Susan Walker                                        Bill Cox
Neale-May & Partners                                The Horn Group
(415) 328-5555 x 119                                (650) 579-6449

Borland Financial Contact:                          Visigenic Financial Contact:
Denise Franklin                                     Casey Eichler
Borland International, Inc.                         Visigenic Software, Inc.
(408) 431-1525                                      (650) 312-5139


BORLAND TO ACQUIRE VISIGENIC TO ACCELERATE GROWTH IN ENTERPRISE COMPUTING MARKET

Acquisition of Leading Supplier of CORBA-Based Object Middleware Would Establish Borland as Leader in Distributed Enterprise Computing

Borland Aims to Extend Success of VisiBroker ORB as De Facto Standard in Computer Industry

LAS VEGAS, NV -- November 18, 1997 -- Borland International, Inc. (NASDAQ:BORL), a leading supplier of application development technologies for client/server and multi-tier applications, today announced it has signed a definitive agreement to acquire San Mateo, Calif.-based Visigenic Software, Inc. (NASDAQ:VSNG), the leading provider of Object Request Broker (ORB) technology to the computer industry, in a stock-for-stock acquisition. The companies announced the agreement today at COMDEX, the world's largest technology conference and trade show.

     Under the terms of the agreement, Visigenic stockholders will receive .81988 of a share of Borland common stock for each outstanding share of
Visigenic common stock. Approximately 12.5 million shares of Borland common stock will be issued at the close of the transaction, which is estimated to occur in the first quarter of calendar year 1998. The board of directors of both companies have approved the acquisition, which is subject to approval by the stockholders of both companies, as well as to customary regulatory approvals. The transaction is intended to qualify for a pooling of interests accounting treatment.

     Borland is a leading platform-independent supplier of object-oriented, component-based development environments and intelligent middleware for building corporate client/server and multi-tier applications. Borland has 14 years of recognized technology leadership with over 3,000,000 customers and broad distribution worldwide.

     Visigenic is a leading provider of CORBA (Common Object Request Broker Architecture) distributed object technology for integrating heterogeneous software environments. Through its extensive license agreements with major information technology leaders such as Oracle, Netscape, Novell and Sybase, Visigenic has established its VisiBroker as a de facto standard ORB technology in the computer industry.

     Borland Chairman and CEO, Del Yocam, said the acquisition of Visigenic is aimed at accelerating the company's growth as a key technology provider for the enterprise market. The addition of Visigenic's pioneering distributed object technologies will allow Borland customers to mix legacy, client/server, Internet, and object-based applications into a single, distributed Information Network application. Information Network applications allow organizations to give their employees, customers and suppliers access to real-time, meaningful information from corporate data sources across the enterprise. The combination of Borland and Visigenic technologies will allow Borland customers to develop, deploy, and manage sophisticated distributed applications on multiple platforms, including Windows, Unix, AS/400, and MVS.


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     "Our acquisition of Visigenic represents the next step in our ongoing turnaround initiative," said Yocam. "Earlier this year, I outlined an aggressive program to restore financial stability and profitability to Borland. We recently reported our second quarter of profitability and have made significant progress toward meeting our turnaround goals. With the agreement to acquire Visigenic, we now embark on the next major phase of our turnaround, which is aimed at providing enhanced long-term strategic growth opportunities for our shareholders and employees."

     "Visigenic is recognized as a premier provider of solutions in an emerging and extremely important segment of the market," said Yocam. "Our acquisition of Visigenic will provide Borland with leading-edge technology for managing distributed objects, and expands our sales, support, and consulting infrastructure to support our growing enterprise customer base. This acquisition clearly establishes Borland as a leader in distributed enterprise computing."

     Yocam added that Borland is firmly committed to continuing the momentum Visigenic has created through its extensive VisiBroker licensing agreements and corporate sales.

     "Throughout its history, Borland has helped to radically improve the way software applications are developed and managed," said Roger Sippl, founder, chairman and CEO, Visigenic Software. "Distributed object computing, driven by the rapidly emerging market for corporate Internet/intranet applications, represents the future of enterprise application development. Borland's and Visigenic's combined products and technologies provide a complete solution for companies faced with the need to integrate traditional client/server and legacy applications with new distributed CORBA, Java and Internet-based applications."

     In connection with the acquisition, Borland announced that Sippl, who was also the founder of Informix Corporation and Vantive Software, will become Borland's chief technology officer following the completion of the transaction. Rick LeFaivre, Borland's current CTO and vice president of research and development for Borland, will head research and development for the combined company following the completion of the transaction. Borland also announced that it intends to maintain a development office at Visigenic's current headquarters in San Mateo.

Borland:  A New Leader in Distributed Enterprise Computing

     Borland's proposed acquisition of Visigenic is intended to establish the company as a leader in one of the most significant trends impacting enterprise computing today: distributed enterprise computing.

     The widespread connectivity of the Internet and the instant availability of data have created unprecedented demand on IT organizations to create new applications and infrastructure that provide real-time information to employees, customers and suppliers in a meaningful way. In order to meet this demand, corporate IT managers must find a way to build new, easy-to-use applications that leverage data stored on a multitude of platforms throughout the enterprise. Many corporations have already recognized that they must move beyond the monolithic mainframe architecture and the limited scalability of two-tier client/server architecture to a more flexible, distributed computing architecture for the enterprise. A component-based, distributed computing model enables IT organizations to build an infrastructure that is adaptive to ongoing change and responsive to market opportunities.

     A distributed computing architecture is necessary to tie disparate enterprise systems together. Middleware is the key technology used to connect the business logic and components on the middle tier with client-based user interfaces, and database management systems.

     In the past year, there has been a tremendous growth in demand for newer object-based middleware to create a distributed computing infrastructure. Three trends have been at the heart of this growth: the growth of corporate Internets and intranets, the widespread acceptance of Java as a platform-independent, object-oriented language and environment for enterprise computing, and the rapid maturation of the CORBA standard for object-based middleware. Studies by both International Data Corporation and The Standish Group show object-based middleware to be the fastest growing segment of the middleware market.


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Visigenic: A Leader in Object Middleware

     Visigenic has emerged as a leading supplier of object middleware based on the CORBA standard. Visigenic has developed broad technology partnerships with over 100 leading IT vendors, including Borland, Oracle, Netscape, Novell, Sybase, Business Objects, Silicon Graphics, and Hitachi. These partners are embedding Visigenic's ORB technology in their new products and architectures, which has resulted in widespread seeding of Visigenic's VisiBroker ORB as a de facto standard.

     Visigenic developed the first CORBA ORB written completely in Java for building, managing and deploying distributed Java applications across multiple platforms. VisiBroker for Java enables interoperable distributed applications for the Internet, corporate intranet and enterprise computing environments through a native implementation of CORBA's Internet Inter-ORB protocol (IIOP). IIOP is a standards-based protocol for linking Java applications and distributed objects, and has been adopted by many of the leading Internet and enterprise software vendors.

     Visigenic also offers a leading implementation of VisiBroker for C++ with complete interoperability. VisiBroker is available for many platforms including Sun Solaris HP-UX, IBM AIX, SGI IRIX, Digital UNIX, and Windows 95/NT.

A Complete, Integrated Solution

     By combining Borland's world-class, object-oriented development environments with Visigenic's distributed object middleware, the company will be able to offer Corporate IT a complete, integrated solution for developing, deploying and managing distributed enterprise applications.

     "As part of our open architecture, Borland's objective is to support all the major standards for distributed computing including Microsoft's COM, DCOM/COM+ and ActiveX technologies, as well as open standards such as DCE, RPC-based distributed computing technology with our Entera middleware technology," said Rick LeFaivre, vice president of research and development for Borland. "With the acquisition of Visigenic, a recognized CORBA expert, we will be able to offer a unified middleware infrastructure that will allow companies the flexibility to move from traditional, distributed and legacy applications to object-based distributed applications."

     "Borland and Visigenic have already worked closely together to integrate our Java technologies," he added. "With this acquisition, we can take the next step and provide corporations with a sophisticated, easy to implement solution for meeting the growing demand from users for new Information Network applications."

     Borland also today announced the availability of JBuilder Client/Server Suite, the company's visual development tool for building client/server and multi-tier applications with "100% Pure Java." A key feature of JBuilder Client/Server Suite is support for CORBA through the integration of Visigenic's VisiBroker for Java. The integration of JBuilder and VisiBroker gives the companies an important head start in delivering even deeper integration with JBuilder and Borland's family of interoperable, object-oriented development tools.

Expansion of Borland's Sales and Service

     The acquisition of Visigenic will expand Borland's infrastructure for providing complete solutions to enterprise customers. With the acquisition, Borland will significantly expand both its field sales and telesales organization. Borland will also add key support, training and consulting operations, aimed at accelerating the company's growth in the enterprise market.

     Following the completion of the acquisition, Borland and Visigenic will have combined partner programs with over 55 high-level systems integrators, and more than 600 medium-sized/regional partners through each company's solutions partners program.


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About Visigenic

     Visigenic is playing a key role in creating the foundation on which new, mission-critical applications are being developed -- the open, distributed, object-based architecture for the new global enterprise. Building on its expertise in standards-based distributed object and data access technologies, Visigenic has become the leading supplier of ORB technology to the software industry. Visigenic products include VisiBroker for Java, and VisiBroker for C++ and additional CORBA-based products. Recently, VisiBroker won DBMS Magazine's 1997 Readers' Choice Award for best Object Request Broker. Additionally Visigenic was identified by IDC, an independent market research firm, as the fastest growing object middleware vendor in their "Middleware:
1997 Worldwide Markets and Trends" report. Additional information about Visigenic may be obtained via the web at http://www.Visigenic.com.
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About Borland

     Borland is a leading provider of high-quality software products for corporate application developers worldwide. Borland is distinguished for its award-winning family of rapid application development tools and scalable middleware technology for desktop, client/server, Internet/intranet, and enterprise systems. The company's products are supported through comprehensive corporate and independent developer programs, value added resellers, and systems integrators. Founded in 1983, Borland is headquartered in Scotts Valley, California.

     Forward-looking statements in this release, including but not limited to, those concerning Borland's and/or Visigenic's future financial performance, product availability dates, the potential benefits of the proposed acquisition, and the potential features of or benefits to be derived from Borland's or Visigenic's products, involve a number of uncertainties and risks, (including those related to the possible inability to consummate the transaction at the time estimated or at all) and actual events or results may differ materially. Assuming consummation of this transaction, factors that could cause actual events or results to differ materially include, among others, the following:
the risks associated with the integration of Borland's and Visigenic's respective operations, technologies and products, possible disruptive effects of organizational or personnel changes, shifts in customer demand, market acceptance of the Borland's Visigenic's new or enhanced products, delays in schedule product availability dates, actions or announcements by competitors, software errors, general business conditions and market growth rates in the client/server and Internet software markets, and other factors described in each company's S.E.C. reports on forms 10-K, 10-Q and 8-K.

     NOTE TO EDITORS: Borland will be holding a press conference and simultaneous conference call at 9:00 a.m. Pacific Time at the MGM Grand Hotel (Studio 1) in Las Vegas. Media or analysts wishing to participate in the call should contact Susan Walker at Neale-May and Partners at 415-328-5555.

     Borland product names are trademarks or registered trademarks of Borland International, Inc.


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